As filed with the Securities and Exchange Commission on February 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE TIMKEN COMPANY

(Exact name of registrant as specified in its charter)

Ohio	34-0577130
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4500 Mount Pleasant Street NW

North Canton, Ohio 44720-5450

(234) 262-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hansal N. Patel

Executive Vice President, General Counsel & Secretary

4500 Mt. Pleasant Street NW

North Canton, OH 44720-5450

(234) 262-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Solecki

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Telephone: (216) 586-3939

Fax: (216) 579-0212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

The Timken Company

Common Stock

Preferred Stock

Debt Securities

We may offer and sell from time to time our common stock, preferred stock and debt securities. We may sell these securities in one or more offerings at prices and on other terms to be determined at the time of offering.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may offer our securities through agents, underwriters or dealers or directly to investors. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

Investing in any of our securities involves risk. Please read carefully the section entitled “Risk factors” on page 7 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “TKR.” If we decide to seek a listing of any other securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2025

-i-

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of offering.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where you can find additional information” and “Incorporation of certain information by reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover pages of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or “Timken” or other similar terms mean The Timken Company and its direct and indirect subsidiaries, unless we state otherwise or the context indicates otherwise.

Where you can find additional information

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room.

We make available free of charge, on or through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “Investors” section of our website at www.timken.com. Information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

Incorporation of certain information by reference

In this prospectus, we are incorporating certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on January 21, 2025 and February 5, 2025 (item 5.02 only); and

•

the description of our common stock, without par value, or our Common Stock, contained in Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2020, and any amendments and reports subsequent filed for the purposes of updating that description.

We are also incorporating by reference additional documents we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address.

The Timken Company

4500 Mt. Pleasant Street NW

North Canton, Ohio 44720-5450

(234) 262-3000

Attn: Neil Frohnapple, Investor Relations

Disclosure regarding forward-looking statements

Certain statements contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement that are not historical in nature (including our forecasts, beliefs and expectations) are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We caution readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the Company due to a variety of factors, such as:

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deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which we or our customers or suppliers conduct business, including adverse effects from a global economic slowdown or recession, pandemics, epidemics or other public health concerns, terrorism, or hostilities. This includes: political risks associated with the potential instability of governments and legal systems in countries in which we or our customers or suppliers conduct business, changes in currency valuations, strained geopolitical relations between countries in which we have significant operations, and recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions;

•	negative impacts to our business, results of operations, financial position or liquidity, disruption to our supply chains, and negative impacts to operations;

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the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which we operate. This includes: our ability to respond to rapid changes in customer demand, disruptions to our supply chain, the effects of customer or supplier bankruptcies or liquidations, the impact of changes in industrial business cycles, our ability to effectively adjust the prices for our products in response to changing dynamics, the effects of distributor inventory corrections reflecting de-stocking of the supply chain and whether conditions of fair trade continue in our markets;

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competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products or services by existing and new competitors, competition for skilled labor and new technology that may impact the way our products are produced, sold or distributed;

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changes in operating costs. This includes: the effect of changes in our manufacturing processes; changes in costs associated with varying levels of operations and manufacturing capacity; availability and cost of raw materials, energy and fuel; disruptions to our supply chain and logistical issues associated with port closures or delays or increased costs; changes in the expected costs associated with product warranty claims especially in industry segments with potential high claim values; changes in the global regulatory landscape (including with respect to climate change or other environmental regulations); changes resulting from inventory management and cost reduction initiatives; the effects of unplanned plant shutdowns; the effects of government-imposed restrictions, commercial requirements and our goals associated with climate change and emissions or other sustainability initiatives; and changes in the cost of labor and benefits;

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the success of our operating plans, announced programs, initiatives and capital investments; the ability to integrate acquired companies and to address material issues both identified and not uncovered during our due diligence review; and the ability of acquired companies to achieve satisfactory operating results, including results being accretive to earnings, realization of synergies and expected cash flow generation;

•	our ability to maintain appropriate relations with unions or works councils that represent our employees in certain locations in order to avoid disruptions of business;

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the continued attraction, retention and development of management, other key employees, and other skilled personnel, the successful development and execution of succession plans and management of other human capital matters;

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unanticipated litigation, claims, investigations, remediation or assessments. This includes: claims, investigations or problems related to intellectual property, product liability or warranty, foreign export, sanctions and trade laws, government procurement regulations, competition and anti-bribery laws, climate change, per- and polyfluoroalkyl substances, polytetrafluoroethylene, other environmental or health and safety issues, data privacy and taxes;

•	the rapidly evolving global regulatory landscape and the corresponding heightened operational complexity and compliance risks;

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changes in worldwide financial and capital markets, including fluctuations in interest rates, impacting the availability of financing on satisfactory terms, as a result of financial stress affecting the banking system or otherwise, which affect our cost of funds and/or ability to raise capital, as well as customer demand and the ability of customers to obtain financing to purchase our products or equipment that contain our products;

•	our ability to satisfy our obligations and comply with covenants under our debt agreements, maintain favorable credit ratings and our ability to renew or refinance borrowings on favorable terms;

•	the impact on our pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; and

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the risk factors referred to or described in the “Risk factors” section of this prospectus and the other risk factors described under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.

Additional risks relating to our business, the industries in which we operate or our securities may be described from time to time in our filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond our control.

Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Our business

We design and manufacture a growing portfolio of engineered bearings and industrial motion products and offer related services. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Our growing product and services portfolio features many strong industrial brands, such as Timken®, GGB®, Philadelphia Gear®, Cone Drive®, Rollon®, Nadella®, Diamond®, Drives®, Groeneveld®, BEKA®, Des-Case®, Lovejoy®, Lagersmit® and CGI®. We posted $4.6 billion in sales in 2024 and employ approximately than 19,000 people operating in 45 countries. We operate under two reportable segments: (1) Engineered Bearings and (2) Industrial Motion. The following further describes these business segments:

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Our Engineered Bearings segment features a broad range of product designs serving original equipment manufacturers, or “OEMs,” and end-users worldwide. We are a leading authority on tapered roller bearings and leverage our position by applying engineering know-how and technology across our entire bearing portfolio, which includes tapered, spherical and cylindrical roller bearings; plain bearings, metal-polymer bearings and rod end bearings; thrust and specialty ball bearings; and housed or mounted bearings. The Engineered Bearings portfolio features the Timken®, GGB® and Fafnir® brands and serves customers across global industries, including wind energy, agriculture, construction, food and beverage, metals and mining, automotive and truck, aerospace, rail and more.

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Our Industrial Motion segment includes a diverse and growing portfolio of engineered products, including industrial drives, automatic lubrication systems, linear motion products and systems, chains, belts, couplings, filtration systems, seals and industrial clutches and brakes that keep systems running efficiently. Industrial Motion also includes industrial drivetrain services, which return equipment to like-new condition. The Industrial Motion portfolio features many strong brands, including Philadelphia Gear®, Cone Drive®, Spinea®, Rollon®, Nadella®, Groeneveld®, BEKA®, Des-Case®, Diamond®, Drives®, Timken® Belts, Lovejoy®, PT Tech®, Lagersmit® and CGI®. Industrial Motion products are used across a broad range of industries, including solar energy, automation, construction, agriculture and turf, passenger rail, marine, aerospace, packaging and logistics, medical and more.

We create value by understanding customer needs and applying our know-how to serve a broad range of customers in attractive markets and industries across the globe. Our business strengths include our product technology, end-market diversity, geographic reach and aftermarket mix. We collaborate with OEMs to improve equipment efficiency with our engineered products and capture subsequent equipment replacement cycles by selling largely through independent channels in the aftermarket. We focus our international efforts and footprint in regions of the world where strong macroeconomic factors such as urbanization, infrastructure development and sustainability create demand for our products and services.

We were founded in 1899, and we were incorporated as an Ohio corporation in 1904. Our principal executive offices are located at 4500 Mount Pleasant Street NW, North Canton, Ohio 44720. Our main telephone number is (234) 262-3000, and our Internet website address is www.timken.com. We do not intend the information contained on or accessible through our website to be a part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus.

Risk factors

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and, if applicable, in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors contained in the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Use of proceeds

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital;

•	capital expenditures; and

•	acquisitions.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Description of capital stock

As of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of Common Stock, 10,000,000 shares of Class I Serial Preferred Stock, without par value, or our Class I Serial Preferred Stock, and 10,000,000 shares of Class II Serial Preferred Stock, without par value, or our Class II Serial Preferred Stock.

Common stock

Subject to the restriction described below, the holders of our Common Stock are entitled to receive dividends from funds legally available when, as and if declared by our board of directors and, upon our liquidation, dissolution or winding up, are entitled to receive a pro rata share of our net assets after satisfaction in full of the prior rights of our creditors and holders of any preferred stock.

Except as otherwise provided by law or stated below, the holders of our Common Stock are entitled to one vote for each share held on all matters as to which stockholders are entitled to vote.

No holder of any of our shares of our Common Stock has any right to cumulate voting power in any election of directors.

The holders of our Common Stock do not have any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of capital stock or of securities convertible into our capital stock. Our Common Stock is not subject to redemption and does not have any conversion rights. All of our issued and outstanding Common Stock is fully paid and non-assessable.

Preferred stock

Our preferred stock is divided into two classes: Class I Serial Preferred Stock and Class II Serial Preferred Stock. Holders of Class I Serial Preferred Stock have preference rights superior to both the holders of Class II Serial Preferred Stock and the holders of our Common Stock. Holders of Class II Serial Preferred Stock have preference rights superior to the holders of our Common Stock. The following description of our preferred stock applies to both classes, unless otherwise specified.

Our preferred stock may be issued from time to time in one or more series with such distinctive serial designations as are fixed by our board of directors and with such rights, preferences and limitations as are fixed by our board of directors or required by law. Satisfaction of dividend preferences of any outstanding preferred stock would reduce the amount of funds available for the payment of dividends on our Common Stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of preferred stock would be entitled to receive a preferential payment before any payment is made to holders of shares of Common Stock. We may not purchase, retire or otherwise acquire any of our Common Stock unless all dividends and sinking fund installments with respect to any outstanding preferred stock due and payable have been paid.

The holders of Class II Serial Preferred Stock are entitled to one vote for each share held on all matters as to which stockholders are entitled to vote and generally shall vote jointly as a class with holders of our Common Stock, except as otherwise required by law. The holders of Class I Serial Preferred Stock are generally not entitled to vote unless required by law; provided, however, if the Company is in default in the payment of dividends in an amount equivalent to six full quarterly dividends at the time outstanding, whether or not earned or declared, the holders of Class I Serial Preferred Stock, voting separately as a class, are entitled to elect two members of the board of directors.

The holders of Class I Serial Preferred Stock and Class II Serial Preferred Stock do not have cumulative voting rights or any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of capital stock or securities convertible into our capital stock.

Anti-takeover provisions in our Amended Regulations

Our Amended Regulations provide that the board of directors may fix the number of directors within a range of nine to eighteen directors, to the extent consistent with applicable law.

The provisions of our Amended Regulations may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of our voting power or, to the extent permitted by Chapter 1701 of the Ohio Revised Code, by the board of directors. In addition, our Amended Regulations may be amended by the affirmative vote of the holders of record entitled to exercise a majority of the voting power on such proposal, if such proposal has been recommended by a vote of the board of directors then in office as being in the best interests of Timken and its shareholders.

Although these provision are intended to encourage potential acquiring persons to negotiate with our board of directors and to provide for continuity and stability of management, these provision may have an anti-takeover effect. By making it more time consuming for a substantial shareholder to gain control of the board of directors, these provisions may render more difficult, and may discourage, a proxy contest or the assumption of control of us or the removal of the incumbent directors.

Certain anti-takeover provisions of Ohio law

Section 1701.831 of the Ohio Revised Code requires the prior authorization of the shareholders of certain corporations in order for any person to acquire, either directly or indirectly, shares of that corporation that would entitle the acquiring person to exercise or direct the exercise of 20% or more of the voting power of that corporation in the election of directors or to exceed specified other percentages of voting power. In the event an acquiring person proposes to make such an acquisition, the person is required to deliver to the corporation a statement disclosing, among other things, the number of shares owned, directly or indirectly, by the person, the range of voting power that may result from the proposed acquisition and the identity of the acquiring person. Within ten days after receipt of this statement, the corporation must call a special meeting of shareholders to vote on the proposed acquisition. The acquiring person may complete the proposed acquisition only if the acquisition is approved by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote in the election of directors represented at the meeting excluding the voting power of all “interested shares.” Interested shares include any shares held by the acquiring person and those held by officers and directors of the corporation. Section 1701.831 does not apply to a corporation if its articles of incorporation or code of regulations state that the statute does not apply to that corporation. We are an “issuing public corporation” for purposes of the statute. Our Amended Articles of Incorporation and Amended Regulations do not contain a provision opting out of this statute.

Chapter 1704 of the Ohio Revised Code prohibits certain corporations from engaging in a “chapter 1704 transaction” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, among other things:

•	the articles of incorporation expressly provide that the corporation is not subject to the statute (we have not made this election); or

•	the board of directors of the corporation approves the chapter 1704 transaction or the acquisition of the shares before the date the shares were acquired.

After the three-year moratorium period, the corporation may not consummate a chapter 1704 transaction unless, among other things, it is approved by the affirmative vote of the holders of at least two-thirds of the voting power in the election of directors and the holders of a majority of the voting shares, excluding all shares beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder, or the shareholders receive certain minimum consideration for their shares. A chapter 1704 transaction includes certain mergers, sales of assets, consolidations, combinations and majority-share acquisitions involving an interested shareholder. An interested shareholder is defined to include, with limited exceptions, any person who, together with affiliates and associates, is the beneficial owner of a sufficient number of shares of the corporation to entitle the person, directly or indirectly, alone or with others, to exercise or direct the exercise of 10% or more of the voting power in the election of directors after taking into account all of the person’s beneficially owned shares that are not then outstanding. The application of Chapter 1704 and Section 1701.831 may have the effect of delaying, deferring or preventing a change of control involving the Company.

Description of debt securities

This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture, dated as of March 28, 2022 (the “Indenture”), entered into between us and U.S. Bank Trust Company, National Association, as trustee, as it may be amended and supplemented from time to time. We have summarized select portions of the Indenture below. The summary is not complete, and is qualified in its entirety by reference to the Indenture. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the Indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indenture.

General

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our senior, direct, unsecured obligations and, as such, will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The debt securities will be effectively subordinated to (i) all existing and future indebtedness or other liabilities of our subsidiaries and (ii) all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the Indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

The applicable prospectus supplement will set forth, among other things:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal of the debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date, and the basis of computation of interest if other than on the basis of a 360-day year consisting of twelve 30-day months;

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the place or places where the principal of, premium and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the forms of the debt securities in fully registered form (and whether the debt securities will be issuable as global securities);

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date;

•	the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

•	whether the debt securities may be exchangeable for and/or convertible into shares of our Common Stock or any other security;

•	any provisions relating to any security provided for the debt securities, and any subordination in right of payment, if any, of the debt securities;

•	any addition to or change in the events of default and acceleration provisions described under “—Events of default” below and in the Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this “Description of debt securities” or in the Indenture with respect to the debt securities;

•	any other terms of the debt securities (which may modify or delete any provision of the Indenture insofar as it applies to such debt securities); and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the Indenture.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the Indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies in the applicable prospectus supplement.

Transfer and Exchange

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any transfer tax or similar governmental charges payable in connection with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•

register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We will initially appoint the trustee as the registrar. Any paying agent, in addition to the registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the registrar or the paying agent.

However, we will be required to maintain a paying agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the trustee as custodian for the depositary or its nominee; and

•	bear any required legends.

Any global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee only if:

•

the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the Indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the Indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the Indenture.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any depositary participant or between or among the depositary, any such depositary participant and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

Payment and paying agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the applicable prospectus supplement. Payment of interest on a debt security will be made on the dates and in the manner provided in such series of debt security.

We may also name any other paying agents in the applicable prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property laws, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, merger and sale of assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, in one or more related transactions, to any person, unless:

•

either (i) the transaction is a merger or consolidation and we are the surviving entity or (ii) the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity and the successor or transferee expressly assumes all our obligations under the debt securities and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

•

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the Indenture shall have occurred and be continuing; and

•	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of any such transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the Indenture and automatically be substituted for us in the Indenture and as issuer of the debt securities and may exercise every right and power of ours under the Indenture with the same effect as if such successor or transferee had been named in our place in the Indenture, and (except in the case of a lease) when such successor or transferee duly assumes all of our obligations under the debt securities and the Indenture, we will be relieved from all such obligations.

Events of default

Event of default means, with respect to any series of debt securities, any of the following, unless in the establishing board resolution, supplemental indenture or officer’s certificate, it is provided that such series shall not have the benefit of said event of default:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of principal of, or premium on, any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the Indenture or any board resolution, supplemental indenture or officer’s certificate with respect to such series (other than a covenant or warranty that has been included in the Indenture or board resolution, supplemental indenture or officer’s certificate solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee for such debt securities or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the Indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal amount of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us or the trustee, may rescind and annul such declaration and its consequences if (i) the rescission and annulment would not conflict with any judgment or decree already rendered, (ii) if all events of default with respect to that series, other than the non-payment of principal, interest or premium, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the Indenture and (iii) if the Company has paid or deposited with the trustee a sum sufficient to pay (a) any overdue interest on the debt securities of that series, (b) the principal amount of the debt securities of that series (except the principal, interest or premium that has become due solely because of the acceleration) and (c) to the extent lawful and applicable, interest on overdue installments of interest at the rate specified in the debt securities of that series.

The Indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to, in writing, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The Indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the Indenture.

The Indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and waiver

We and the trustee may enter into supplemental indentures to the Indenture to modify or amend the Indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained therein, or to conform the provisions of the Indenture to this “Description of debt securities” or a description of the debt securities contained in the applicable prospectus supplement, as evidenced by an officer’s certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the offering document;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

provide for the assumption of our obligations to the holders of the debt securities by a successor, in the case of a merger or consolidation, or transferee, in the case of a sale, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, and our discharge upon such assumption, as applicable, provided that the requirements described under “Consolidation, merger and sale of assets” are complied with;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the rights under the Indenture of any holder in any material respect;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	provide for the issuance of and establish the form and terms and conditions of additional debt securities as permitted by the Indenture;

•	add guarantees with respect to the debt securities or to provide security for the debt securities or any series; or

•

evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the Indenture as would be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

We and the trustee may enter into supplemental indentures to the Indenture for the purpose of modifying or amending the Indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected by any modification or amendment is required for any of the following:

•	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

•	reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest, on any debt security;

•

waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities, except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;

•	make the principal of or premium, if any or interest on any debt security payable in currency other than that stated in the debt securities;

•	change any place of payment where the debt securities or interest thereon is payable;

•

make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of or premium, interest, if any, on the debt securities and to institute suit for the enforcement of any such payments;

•	make any change in the amendment and waiver provisions listed above; or

•

reduce the percentage in principal amount of any debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the Indenture or to waive any past defaults.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the Indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the Indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the Indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of debt securities and certain covenants in certain circumstances

Legal Defeasance. The Indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, for the benefit of the holders, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the Indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the outstanding debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The Indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the Indenture and any applicable board resolutions, supplemental indenture or officer’s certificate, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•	we irrevocably deposit with the trustee, in trust:

•	an amount in cash in U.S. dollars;

•	non-callable U.S. government obligations; or

•	any combination of U.S. dollars or U.S. government obligations;

•

we deliver to the trustee a certificate from a nationally recognized independent registered public accounting firm expressing their opinion that the combination of U.S. dollars or U.S. government obligations will provide cash at times and in amounts as will be sufficient to pay the principal, premium on, if any, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•	no event of default has occurred and is continuing on the date of the deposit described above after giving effect to the deposit;

•

the defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;

•

we deliver to the trustee an officer’s certificate to the effect that the deposit was not made by us with the intent of preferring the holders of certain debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors; and

•	we deliver to the trustee an officer’s certificate and opinion of counsel, each stating that all conditions precedent relating to such defeasance have been complied with.

Governing law

The Indenture and the debt securities delivered under the Indenture will be governed by the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Plan of distribution

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchanges on which the securities may be listed.

Sale through underwriters or dealers

If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed delivery contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal matters

Jones Day will pass upon the validity of the securities being offered hereby.

Experts

The consolidated financial statements of The Timken Company appearing in The Timken Company’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of The Timken Company’s internal control over financial reporting as of December 31, 2024 (excluding the internal control over financial reporting of CGI, Inc.), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of The Timken Company’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of CGI, Inc. from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Part II

Information not required in prospectus

Item 14	Other expenses of issuance and distribution.

The following table sets forth the estimated expenses, other than underwriting discounts, of the issuance and distribution of the securities being registered, all of which are payable by us.

Securities and Exchange Commission registration fee		*
Trustee’s fees and expenses	*	*
Transfer agent and registrar fees	*	*
Printing expenses	*	*
Accountant’s fees and expenses	*	*
Legal fees and expenses	*	*
Miscellaneous	*	*
Total	*	*

*

Because the amount to be registered consists of an unspecified amount of the securities of each identified class as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.

**	Estimated expenses are presently not known and cannot be estimated.

Item 15.	Indemnification of directors and officers.

Our Amended Regulations provide that we will indemnify, to the fullest extent permitted by law, any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at our request as a director, trustee or officer of another corporation, domestic or foreign, non-profit or for-profit, partnership, joint venture, trust or other enterprise. We will not be required to indemnify any person with respect to any action, suit or proceeding that was initiated by that person unless the action, suit or proceeding was initiated to enforce any rights to indemnification under our Amended Regulations and the person is formally adjudged to be entitled to indemnity. The indemnification obligation provided in our Amended Regulations is not exclusive of any other rights to which those seeking indemnification may be entitled under any law, our Amended Articles of Incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while he or she is our director or officer and shall continue as to a person who has ceased to be a director, trustee or officer and shall inure to the benefit of the heirs, executors and administrators of that person.

Our Amended Regulations also permit us to purchase and maintain insurance on behalf of any persons that we are required to indemnify under our Amended Regulations against any liability asserted against and incurred by that person, in their status or capacity as a party we must indemnify, whether or not we would have the power to indemnify such person against such liability. We may also, to the fullest extent permitted by law, enter into an indemnification agreement with any persons that we are required to indemnify under our Amended Regulations. We have entered into contracts with some of our directors and officers to indemnify them against many of the types of claims that may be made against them. We also maintain insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in our Amended Regulations. Section 1701.13 of the Ohio Revised Code generally permits indemnification of any director, officer or employee with respect to any proceeding against any such person provided that: (a) such person acted in good faith, (b) such person reasonably believed that the conduct was in or not opposed to the best interests of the corporation, and (c) in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful. Indemnification may be made against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by such person in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may be made only against actual and reasonable expenses (including attorneys’ fees) and may not be made with respect to any proceeding in which the director, officer or employee has been adjudged to be liable to the corporation, except to the extent that the court in which the proceeding was brought shall determine, upon application, that such person is, in view of all the circumstances, entitled to indemnity for such expenses as the court shall deem proper. To the extent that a director, officer or employee is successful on the merits or otherwise in defense of the proceeding, indemnification is required. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director, officer or employee did not meet the standard of conduct required for indemnification to be permitted. Section 1701.13 of the Ohio Revised Code further provides that indemnification thereunder may not be made by the corporation unless authorized after a determination has been made that such indemnification is proper, with that determination to be made (a) by the board of directors by a majority vote of a quorum consisting of directors not parties to the proceedings; (b) if such a quorum is not obtainable, or, even if obtainable, but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the shareholders; or (d) by the court in which the proceeding was brought. However, a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that such director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Finally, Section 1701.13 of the Ohio Revised Code provides that indemnification or advancement of expense provided thereby is not exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise.

Item 16.	Exhibits.

The following documents are exhibits to this registration statement:

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Amended Articles of Incorporation of the Company, effective May 11, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report for the quarterly period ended June 30, 2023 (File No. 001-01169)).

4.2	Amended Regulations of the Company, adopted on May 10, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report for the quarterly period ended June 30, 2016 (File No. 001-01169)).

4.3	Indenture, dated as of March 28, 2022, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 28, 2022 (File No. 001-01169)).

4.4	Preferred Stock Certificate of Amendment (including Form of Certificate for Preferred Stock).*

4.5	Form of Debt Securities.*

5.1	Opinion of Jones Day.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Jones Day (included in Exhibit 5.1 to this registration statement).

Exhibit Number	Description

24.1	Power of Attorney.

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee.

107	Filing Fee Table.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Filing Fee Tables” or “Calculation of Registration Fee table” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That:

Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Canton, State of Ohio, on February 20, 2025.

THE TIMKEN COMPANY

By	/s/ Philip D. Fracassa
Philip D. Fracassa Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

* Tarak B. Mehta	President, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2025

/s/ Philip D. Fracassa Philip D. Fracassa	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 20, 2025

* Maria A. Crowe	Director	February 20, 2025

* Elizabeth A. Harrell	Director	February 20, 2025

* Richard G. Kyle	Director	February 20, 2025

* Sarah C. Lauber	Director	February 20, 2025

* Todd M. Leombruno	Director	February 20, 2025

*		February 20, 2025
Christopher L. Mapes	Director

* James F. Palmer	Director	February 20, 2025

* Ajita G. Rajendra	Director	February 20, 2025

* Kimberly K. Ryan	Director	February 20, 2025

Signatures	Title	Date

* Frank C. Sullivan	Director	February 20, 2025

* John M. Timken, Jr.	Director	February 20, 2025

* Ward J. Timken, Jr.	Director	February 20, 2025

*

The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Philip D. Fracassa	February 20, 2025
Philip D. Fracassa, Attorney-in-Fact